EXHIBIT 99.1

N E W S R E L E A S E

For Immediate Release

One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies Reports Third Quarter 2015 Results

•	Net Loss Attributable to The Phoenix Companies, Inc. of $15.7 million

•	Holding Company Cash and Non-affiliated Securities at $83.6 million

•	Annuity deposits of $185.2 million; Saybrus Partners EBITDA of $2.0 million

•	Preliminary Phoenix Life Insurance Company (“PLIC”) Statutory Surplus and AVR at $513.9 million, estimated RBC at 393%

•	Preliminary PHL Variable Insurance Company (“PHL Variable”) Statutory Surplus and AVR at $214.0 million, estimated RBC at 209%

Hartford, Conn., Nov. 9, 2015– The Phoenix Companies, Inc. (NYSE:PNX) (“Phoenix”) today announced financial results for the third quarter of 2015 and filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 with the U.S. Securities and Exchange Commission (“SEC”).

CEO Comments

“The previously announced transaction with Nassau is progressing and remains on track to close in early 2016. At the same time, we continue to manage the business for sustainable growth over the long term,” said James D. Wehr, president and chief executive officer.

“For the third quarter, Phoenix’s net loss was driven primarily by the decline in equity markets. While mortality overall was a negative driver, experience in the universal life product line was favorable to expectations. From a statutory perspective, total surplus was flat relative to year end,” he said.

“Price and other product changes had the anticipated impact of increasing annuity profitability and decreasing sales for the third quarter. Life insurance sales were consistent with the second quarter and up significantly from a year ago. In addition, Saybrus continued to grow its third-party business,” Mr. Wehr concluded.

Third Quarter 2015 Earnings Drivers

The net loss attributable to The Phoenix Companies, Inc. was $15.7 million for the third quarter of 2015, compared with a net loss attributable to The Phoenix Companies, Inc. of $22.4 million for the third quarter of 2014.

Primary drivers of the third quarter 2015 results were:

•	Negative impact of the decline in equity markets of approximately $21 million, primarily the impact of equity markets on derivative valuations.

•	External financial reporting expenses of $10.4 million, which have declined but remain elevated.

•
Open block mortality was approximately $10 million unfavorable to expectations. Favorable experience in the universal life (“UL”) product line was more than offset by unfavorable experience in the variable universal life (“VUL”) product line.

•	Higher net investment income and a tax benefit partially offset the negative drivers.

Third Quarter 2015 Earnings Summary

($ in millions, except per share data)	For the Qtr Ended Sept. 30, 2015	For the Qtr Ended June 30, 2015	For the Qtr Ended Sept. 30, 2014
Net loss	$(10.2)	$(22.4)	$(22.5)
Less: Net income (loss) attributable to noncontrolling interests	5.5	0.2	(0.1)
Net loss attributable to The Phoenix Companies, Inc.	$(15.7)	$(22.6)	$(22.4)

EARNINGS PER SHARE SUMMARY:
Net loss attributable to The Phoenix Companies, Inc.
Basic	$(2.73)	$(3.93)	$(3.90)
Diluted	$(2.73)	$(3.93)	$(3.90)

Weighted average shares outstanding (in thousands)
Basic	5,751	5,751	5,750
Diluted	5,751	5,751	5,750

Realized and Unrealized Gains and Losses

•	Net other-than-temporary fixed income impairment losses for the third quarter 2015 remained well below long-term averages.

Realized Gains and Losses

($ in millions)	For the Qtr Ended Sept. 30, 2015	For the Qtr Ended June 30, 2015	For the Qtr Ended Sept. 30, 2014
Total net realized gain (losses)	$(11.6)	$(2.1)	$(3.8)
Net other-than-temporary impairment losses recognized in earnings	$(4.0)	$(1.1)	$(3.9)
Derivative losses	$(11.4)	$(7.5)	$(5.4)

Unrealized Investment Gains and Losses

•
Net unrealized gains on available-for-sale debt securities decreased by $266.5 million to $434.8 million at Sept. 30, 2015 from $701.3 million at Dec. 31, 2014, due primarily to higher interest rates. After actuarial offsets and taxes, accumulated other comprehensive income (“AOCI”) declined by $1.1 million from $234.4 million at Dec. 31, 2014.

Balance Sheet and Liquidity

•
At Sept. 30, 2015, holding company cash and non-affiliated securities were $83.6 million, compared with $78.3 million at Dec. 31, 2014. PLIC paid a $30 million dividend to Phoenix in the third quarter, bringing its year-to-date total to $59.9 million, its capacity for 2015. Phoenix expects holding company liquidity to remain above its $50.0 million internal threshold.

•	Total stockholders’ equity attributable to The Phoenix Companies, Inc. was $213.2 million at Sept. 30, 2015, compared with $326.6 million at Dec. 31, 2014.

•
Liquidity in the life companies remained strong with cash and cash equivalents, short-term investments, treasuries and agency mortgage-backed securities totaling $1.5 billion, or 11.2% of the fixed income portfolio, at Sept. 30, 2015, compared with $1.7 billion, or 12.7% of the fixed income portfolio, at Dec. 31, 2014.

•
The quality of the investment portfolio remained strong during the third quarter of 2015 with the proportion of below-investment-grade bonds as a percentage of total available-for-sale debt securities at 6.6% at Sept. 30, 2015, within Phoenix’s target range of 6% – 10%, compared with 6.7% at Dec. 31, 2014.

•	Phoenix has no debt maturities until 2032.

Balance Sheet

($ in millions)	Sept. 30, 2015	Dec. 31, 2014	Change
Total Assets	$21,288.4	$21,745.9	$(457.5)
Total Liabilities	$21,053.4	$21,399.3	$(345.9)
Indebtedness	$378.9	$378.9	$—
Accumulated Other Comprehensive Income (Loss)	$(235.5)	$(234.4)	$(1.1)
Total Stockholders’ Equity Attributable to The Phoenix Companies, Inc.	$213.2	$326.6	$(113.4)

Third Quarter 2015 Operating Highlights

•	Annuity deposits were $185.2 million, primarily in fixed indexed annuities, down from both the third quarter of 2014 and second quarter of 2015.

•	Life insurance annualized premium was $4.8 million, driven primarily by term insurance sales, improved from the third quarter of 2014 and consistent with the second quarter of 2015.

•	Total annualized life insurance surrender rate was 3.7%, modestly lower than the third quarter of 2014 and second quarter of 2015.

•	Annualized annuity surrender rate was 10.9%, modestly lower than the third quarter of 2014 and second quarter of 2015.

•
Phoenix’s distribution company, Saybrus Partners’, revenue of $10.2 million was down modestly from the third quarter of 2014 primarily reflecting lower sales of Phoenix products. EBITDA of $2.0 million was down modestly from the third quarter of 2014.

•
Overall mortality was unfavorable compared with expectations. In the open block, favorable UL mortality was more than offset by unfavorable VUL mortality. Closed block experience was unfavorable compared with expectations.

•
External financial reporting expenses of $10.4 million were down from $13.4 million for the second quarter of 2015 and $19.4 million for the third quarter of 2014. These external financial reporting expenses have included restatement, SEC reporting catch up, remediation and audit expenses.

($ in millions, unless noted otherwise)	As of or for the Qtr Ended Sept. 30, 2015	As of or for the Qtr Ended June 30, 2015	As of or for the Qtr Ended Sept. 30, 2014
Annuity deposits	$185.2	$221.4	$221.7
Net annuity flows (deposits less surrenders)	$29.3	$61.2	$64.6
Annuity funds under management ($ in billions)	$5.6	$5.8	$5.6
Life insurance annualized premium	$4.8	$4.8	$1.1
Total individual life surrenders (annualized)	3.7%	3.8%	3.8%
Total closed block life surrenders (annualized)	3.6%	3.7%	3.7%
Total annuity surrenders (annualized)	10.9%	11.1%	11.2%
Holding company cash and non-affiliated securities	$83.6	$64.5	$152.0
Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)	$2.0	$2.7	$2.4
Saybrus Partners revenue	$10.2	$11.1	$10.3
External financial reporting expenses[1]	$10.4	$13.4	$19.4
1External financial reporting expenses is a component of other operating expenses.

Third Quarter 2015 Preliminary Statutory Results

As previously announced, Phoenix de-stacked its insurance company subsidiaries, effective July 1, 2015, which made all insurance company subsidiaries direct subsidiaries of Phoenix. Prior to the de-stacking, PLIC, already a direct subsidiary of Phoenix, was the indirect parent of PHL Variable, American Phoenix Life and Reassurance Company (“APLAR”) and Phoenix Life and Annuity Company (“PLAC”). The de-stacking was completed through an extraordinary dividend of PHL Variable, APLAR and PLAC from PLIC to Phoenix, based on the June 30, 2015 statutory carrying value of the three subsidiaries, which totaled $228.2 million.

PLIC and PHL Variable expect to file their unaudited statutory financial statements for the quarter ended Sept. 30, 2015 with the New York State Department of Financial Services and Connecticut Insurance Department, respectively, by November 13, 2015. Preliminary highlights from those filings:

•
PLIC reported a statutory net loss from operations of $3.7 million and a statutory net loss (excluding the impact of the de-stacking on realized capital losses) of $3.4 million for the quarter ended Sept. 30, 2015, compared with a statutory net gain from operations of $36.1 million and statutory net income of $41.5 million for the quarter ended Sept. 30, 2014.

•
PLIC’s statutory surplus and asset valuation reserve was $513.9 million at Sept. 30, 2015, compared with $752.2 million at Dec. 31, 2014. The decrease was driven by a $262.2 million impact from the de-stacking that includes the carrying value of the de-stacked subsidiaries and related reduction of admitted deferred tax assets, as well as $59.9 million in dividends PLIC paid to the parent holding company. These negative drivers were partially offset by the favorable impact of the intercompany reinsurance treaty between PLIC and PHL Variable executed in the second quarter.

•	PLIC’s estimated risk-based capital (“RBC”) ratio was 393% at Sept. 30, 2015, compared with 334% at Dec. 31, 2014, primarily driven by the impact of the de-stacking.

•
PHL Variable reported a statutory net loss from operations of $7.4 million and statutory net loss of $7.1 million for the quarter ended Sept. 30, 2015, compared with a statutory net loss from operations of $10.3 million and a statutory net loss of $14.2 million for the quarter ended Sept. 30, 2014.

•	PHL Variable’s statutory surplus and asset valuation reserve was $214.0 million at Sept. 30, 2015, compared with $213.7 million at Dec. 31, 2014.

•	PHL Variable had an estimated RBC ratio of 209% at Sept. 30, 2015, compared with 218% at Dec. 31, 2014.

Agreement and Plan of Merger with Nassau

On Sept. 29, 2015, Phoenix and Nassau Reinsurance Group Holdings L.P. (“Nassau”) announced that they had entered into a definitive agreement in which Nassau will acquire Phoenix for $37.50 per share in cash, or aggregate equity purchase price of $217.2 million. The transaction is expected to close in early 2016, subject to approval by Phoenix stockholders, approvals by regulatory authorities including Connecticut and New York insurance regulators and FINRA, as well as other closing conditions.

The following is an update on progress toward completing the transaction:

•
Phoenix filed a preliminary proxy statement on Oct. 30, 2015 and will file with the SEC and mail to stockholders a definitive proxy statement in connection with the transaction. Phoenix expects to hold a special meeting of stockholders in the fourth quarter of 2015.

•	Nassau made the required filings requesting approval from the New York Department of Financial Services and from the Connecticut Insurance Department on Nov. 6, 2015.

•	Phoenix is preparing to file its applications for change of control of equity ownership with FINRA with respect to its two broker dealers.

•	Both companies have filed the required notifications under the Hart-Scott-Rodino Act, and the Federal Trade Commission granted early termination of the waiting period on Oct. 26, 2015.

In addition, Phoenix is preparing to conduct a solicitation in January 2016 seeking consent of holders of its retail bonds (NYSE:PFX) to amend the bond indenture.

No Third Quarter Investor Conference Call

In light of the transaction with Nassau, Phoenix will not hold an investor conference call to review the third quarter 2015 results. Phoenix is filing a financial supplement and an investor presentation with the SEC today, and all materials relating to third quarter 2015 financial information will be available on the company’s website, www.phoenixwm.com, in the Investor Relations section.

About Phoenix

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc., offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and has two insurance company operating subsidiaries: Phoenix Life Insurance Company, which has its statutory home office in East Greenbush, New York, and PHL Variable Insurance Company, which has its statutory home office in Hartford, Connecticut. For more information, visit www.phoenixwm.com.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of The Phoenix Companies, Inc. by Nassau Reinsurance Group Holdings L.P. In connection with this proposed acquisition, Phoenix has filed a preliminary proxy statement on October 30, 2015 on Schedule 14A. Phoenix will also file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a definitive proxy statement and may file other documents in connection with the proposed acquisition. This communication is not a substitute for any proxy statement or other document Phoenix may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PHOENIX ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement (when available) will be mailed to stockholders of Phoenix. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Phoenix through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Phoenix will be available free of charge on Phoenix’s internet website at http://www.phoenixwm.com or by contacting Phoenix’s Investor Relations Director by email at pnx.ir@phoenixwm.com or by phone at 860-403-7100.

Participants in Solicitation

Phoenix, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Phoenix in connection with the proposed merger will be set forth in the definitive proxy statement when it is filed with the SEC. Information about the directors and executive officers of Phoenix is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 31, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 2, 2015, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 which was filed with the SEC on August 10, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on August 10, 2015, August 11, 2015, September 29, 2015 and September 30, 2015.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement that was filed with the SEC on October 30, 2015 and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

The Phoenix Companies, Inc.
One American Row
PO Box 5056 Hartford, CT 06102-5056
Tel. 860-403-7100
www.phoenixwm.com

Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to regulatory approvals and the expected timing, completion and effects of the proposed merger, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of restatements of financial statements and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, which could have a material adverse effect on us and our stock price; the inability to consummate the proposed merger or the inability to consummate the merger in the timeframe or manner currently anticipated, due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction could have a material adverse effect on us and our stock price. Our ability to maintain a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, no assurance can be given that such expectations will prove to have been correct and persons reading this news release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Except as required by law, we do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Statements of Operations and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share data)	2015	2014	2015	2014
REVENUES:
Premiums	$86.1	$78.1	$251.1	$240.9
Fee income	135.1	135.2	404.1	404.2
Net investment income	227.5	204.9	639.1	607.9
Net realized gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(4.4)	(3.7)	(12.3)	(4.7)
Portion of OTTI losses recognized in other comprehensive income (“OCI”)	0.4	(0.2)	(1.2)	(0.4)
Net OTTI losses recognized in earnings	(4.0)	(3.9)	(13.5)	(5.1)
Net realized gains (losses), excluding OTTI losses	(7.6)	0.1	(16.3)	(21.4)
Net realized gains (losses)	(11.6)	(3.8)	(29.8)	(26.5)
Total revenues	437.1	414.4	1,264.5	1,226.5

BENEFITS AND EXPENSES:
Policy benefits	296.4	263.6	875.7	795.2
Policyholder dividends	60.6	57.0	155.7	171.8
Policy acquisition cost amortization	30.1	29.4	71.8	73.1
Interest expense on indebtedness	7.0	7.0	21.2	21.2
Other operating expenses	70.1	77.0	276.7	258.6
Total benefits and expenses	464.2	434.0	1,401.1	1,319.9
Income (loss) from continuing operations before income taxes	(27.1)	(19.6)	(136.6)	(93.4)
Income tax expense (benefit)	(17.0)	2.6	(32.2)	(21.8)
Income (loss) from continuing operations	(10.1)	(22.2)	(104.4)	(71.6)
Income (loss) from discontinued operations, net of income taxes	(0.1)	(0.3)	(1.2)	(1.5)
Net income (loss)	(10.2)	(22.5)	(105.6)	(73.1)
Less: Net income (loss) attributable to noncontrolling interests	5.5	(0.1)	6.7	(0.2)
Net income (loss) attributable to The Phoenix Companies, Inc.	$(15.7)	$(22.4)	$(112.3)	$(72.9)

(Continued on next page)

THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Statements of Operations and Comprehensive Income

(Continued from previous page)	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share data)	2015	2014	2015	2014
COMPREHENSIVE INCOME (LOSS):
Net income (loss) attributable to The Phoenix Companies, Inc.	$(15.7)	$(22.4)	$(112.3)	$(72.9)
Net income (loss) attributable to noncontrolling interests	5.5	(0.1)	6.7	(0.2)
Net income (loss)	(10.2)	(22.5)	(105.6)	(73.1)
Other comprehensive income (loss) before income taxes:
Unrealized investment gains (losses), net of related offsets	3.9	(14.4)	(47.4)	61.2
Net pension liability adjustment	4.0	1.7	7.1	5.1
Other comprehensive income (loss) before income taxes	7.9	(12.7)	(40.3)	66.3
Less: Income tax expense (benefit) related to:
Unrealized investment gains (losses), net of related offsets	(21.8)	(5.5)	(39.2)	60.6
Net pension liability adjustment	—	—	—	—
Total income tax expense (benefit)	(21.8)	(5.5)	(39.2)	60.6
Other comprehensive income (loss), net of income taxes	29.7	(7.2)	(1.1)	5.7
Comprehensive income (loss)	19.5	(29.7)	(106.7)	(67.4)
Less: Comprehensive income (loss) attributable to noncontrolling interests	5.5	(0.1)	6.7	(0.2)
Comprehensive income (loss) attributable to The Phoenix Companies, Inc.	$14.0	$(29.6)	$(113.4)	$(67.2)

EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations – basic	(2.71)	(3.85)	(19.32)	(12.42)
Income (loss) from continuing operations – diluted	(2.71)	(3.85)	(19.32)	(12.42)
Income (loss) from discontinued operations – basic	(0.02)	(0.05)	(0.21)	(0.26)
Income (loss) from discontinued operations – diluted	(0.02)	(0.05)	(0.21)	(0.26)
Net income (loss) attributable to The Phoenix Companies, Inc. – basic	(2.73)	(3.90)	(19.53)	(12.68)
Net income (loss) attributable to The Phoenix Companies, Inc. – diluted	(2.73)	(3.90)	(19.53)	(12.68)
Basic weighted-average common shares outstanding (in thousands)	5,751	5,750	5,751	5,747
Diluted weighted-average common shares outstanding (in thousands)	5,751	5,750	5,751	5,747

THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Balance Sheets

($ in millions, except share data)	September 30, 2015	December 31, 2014
ASSETS:
Available-for-sale debt securities, at fair value (cost of $12,155.9 and $11,978.0)	$12,590.7	$12,679.3
Available-for-sale equity securities, at fair value (cost of $151.2 and $156.0)	170.9	179.5
Short-term investments	229.5	149.7
Limited partnerships and other investments	544.5	542.8
Policy loans, at unpaid principal balances	2,350.5	2,352.1
Derivative instruments	67.1	161.3
Fair value investments	185.6	235.4
Total investments	16,138.8	16,300.1
Cash and cash equivalents	465.2	450.0
Accrued investment income	219.3	176.7
Reinsurance recoverable	575.9	559.1
Deferred policy acquisition costs	895.3	848.6
Deferred income taxes, net	73.5	34.2
Other assets	342.4	311.3
Discontinued operations assets	44.8	45.2
Separate account assets	2,533.2	3,020.7
Total assets	$21,288.4	$21,745.9

LIABILITIES:
Policy liabilities and accruals	$12,350.4	$12,417.6
Policyholder deposit funds	4,319.5	3,955.0
Dividend obligations	813.0	916.8
Indebtedness	378.9	378.9
Pension and post-employment liabilities	369.3	380.0
Other liabilities	249.3	289.8
Discontinued operations liabilities	39.8	40.5
Separate account liabilities	2,533.2	3,020.7
Total liabilities	21,053.4	21,399.3

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 5.8 million and 5.8 million shares outstanding	0.1	0.1
Additional paid-in capital	2,632.8	2,632.8
Accumulated other comprehensive income (loss)	(235.5)	(234.4)
Retained earnings (accumulated deficit)	(2,001.3)	(1,889.0)
Treasury stock, at cost: 0.7 million and 0.7 million shares	(182.9)	(182.9)
Total The Phoenix Companies, Inc. stockholders’ equity	213.2	326.6
Noncontrolling interests	21.8	20.0
Total stockholders’ equity	235.0	346.6
Total liabilities and stockholders’ equity	$21,288.4	$21,745.9